Exhibit 99.1

Contact:	Amy Agallar
(414) 347-3706

Sensient Technologies Corporation
Reports Results for the Quarter Ended June 30, 2019

MILWAUKEE—July 19, 2019 — Sensient Technologies Corporation (NYSE: SXT) reported earnings per share of 81 cents in the second quarter of 2019 compared to 92 cents in the second quarter of 2018.  Revenue was $339.2 million in this year’s second quarter compared to $363.0 million in the comparable period last year.  Operating income was $47.4 million in the second quarter of 2019 and $52.2 million in last year’s second quarter.  Foreign currency translation decreased revenue and operating income by approximately 2% and earnings per share by approximately 1% in the quarter.

“I am encouraged by the continued growth in natural colors and the solid performance in our finished flavors and extracts business,” said Paul Manning, Chairman, President and CEO of Sensient Technologies Corporation.  “I am confident that our overall results will improve in the second half of the year.”

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Sensient Technologies Corporation Earnings Release – Quarter Ended June 30, 2019 July 19, 2019	Page 2

BUSINESS REVIEW

	Reported
Revenue	Quarter	Year-to-Date
Color	(3.7%)	(3.0%)
Flavors & Fragrances	(9.3%)	(6.0%)
Asia Pacific	(5.0%)	(5.4%)
Total Revenue	(6.6%)	(4.6%)

	Local Currency (1)
Revenue	Quarter	Year-to-Date
Color	(0.9%)	0.8%
Flavors & Fragrances	(7.8%)	(4.1%)
Asia Pacific	(3.0%)	(2.7%)
Total Revenue	(4.5%)	(1.9%)

(1) Local currency percentage changes are described in more detail in the "Reconciliation of Non-GAAP Amounts" below.

The reported results include the impact of foreign currency, which is described in more detail under “Reconciliation of Non-GAAP Amounts” below. The non-GAAP amounts eliminate the impact of currency movements, depreciation and amortization, and non-cash stock-based compensation and enhance the overall understanding of the Company’s performance when viewed together with the GAAP results.  Refer to “Reconciliation of Non-GAAP Amounts” below.

The Color Group reported revenue of $138.9 million in the quarter compared to $144.3 million in last year’s second quarter.  Segment operating income was $27.9 million in the quarter compared to $31.1 million in last year’s comparable period.  Foreign currency decreased both revenue and operating income by approximately 3% in the period.  The Group’s results were favorably impacted by the continued strong revenue growth in natural colors in the Food & Beverage Colors business and growth in the Pharmaceutical business, offset by lower sales in the Cosmetic and Inks businesses.  Color Group operating income was lower in the quarter due to lower cosmetic sales, higher raw material costs, tariffs, and the timing of pricing actions.

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Sensient Technologies Corporation Earnings Release – Quarter Ended June 30, 2019 July 19, 2019	Page 3

The Flavors & Fragrances Group reported second quarter revenue of $180.1 million compared to $198.7 million reported in the comparable period last year.  Higher revenue in the finished flavors and extracts product lines was offset by lower revenue in certain flavor ingredient product lines.  Segment operating income was $20.1 million in the second quarter compared to $24.0 million reported in the second quarter of 2018.  The Group’s lower profit was primarily a result of the lower segment sales, lower production volumes, and higher raw material costs.  These items were partially offset by the Natural Ingredients business, which reported higher profit compared to the comparable period last year.  Foreign currency translation decreased revenue by approximately 2% with minimal impact on operating income in the quarter.

The Asia Pacific Group reported revenue of $29.0 million in the quarter compared to $30.5 million reported in the comparable prior year period.  Segment operating income was $4.2 million and $4.6 million in the second quarters of 2019 and 2018, respectively.  Foreign currency translation decreased segment revenue by approximately 2% and increased operating income by approximately 1% in the quarter.

Corporate & Other reported operating costs of $4.8 million in the current quarter compared to $7.6 million in the second quarter of 2018.  The lower costs this year are primarily a result of lower performance-based executive compensation.

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Sensient Technologies Corporation Earnings Release – Quarter Ended June 30, 2019 July 19, 2019	Page 4

2019 OUTLOOK

Based on the first half results, current market conditions and local currency segment growth expectations for the second half, the Company issues the following updates to the 2019 guidance.

2019 EPS Guidance compared to 2018 Reported Results

The Company now anticipates the full year local currency earnings per share to be down 1% to 2% below the bottom end of our previously issued guidance.  The Company now anticipates that local currency earnings per share will be down 12% to 13% compared to 2018 reported diluted earnings per share of $3.70.  Previously, the Company indicated that local currency earnings per share would be down 8% to 11% compared to 2018 reported diluted earnings per share of $3.70.  In addition, the Company continues to expect a negative foreign currency impact of 1% to 2%, or about 5 cents per share.

2019 EPS Guidance compared to 2018 Adjusted Results

The Company now anticipates the full year local currency earnings per share to be down 1% to 2% below the bottom end of our previously issued guidance.  The Company now anticipates that local currency earnings per share will be down 8% to 9% compared to 2018 adjusted diluted earnings per share of $3.55.  Previously, the Company indicated that local currency earnings per share would be down 4% to 7% compared to 2018 adjusted diluted earnings per share of $3.55.  In addition, the Company continues to expect a negative foreign currency impact of 1% to 2%, or about 5 cents per share.

2019 Adjusted EBITDA Guidance

The Company’s local currency guidance for Adjusted EBITDA(2) is adjusted to be slightly below 2018 Adjusted EBITDA versus the previously issued guidance of mid-single digit growth for the full year. The Company provides this metric as a supplemental measure of the underlying business performance by adjusting EBITDA for non-cash stock-based compensation impacts.

(2)	Adjusted EBITDA represents operating income before depreciation and amortization and non-cash stock-based compensation expense. See the “Reconciliation of Non–GAAP Amounts” below for more information.

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Sensient Technologies Corporation Earnings Release – Quarter Ended June 30, 2019 July 19, 2019	Page 5

CONFERENCE CALL

The Company will host a conference call to discuss its 2019 second quarter financial results at 9:00 a.m. CDT on Friday, July 19, 2019.  To participate in the conference call, contact Chorus Call Inc. at (888) 317-6016 or (412) 317-6016 and ask to join the Sensient Technologies Corporation conference call.  Alternatively, the call can be accessed by using the webcast link that is available on the Investor Information section of the Company’s web site at www.sensient.com.

A replay of the call will be available beginning one hour after the end of the conference call through July 26, 2019, by calling (877) 344-7529 and referring to conference identification number 10133304.  An audio replay and written transcript of the call will be posted on the Investor Information section of the Company’s web site at www.sensient.com after the call concludes.

This release contains statements that may constitute “forward-looking statements” within the meaning of Federal securities laws including under “2019 Outlook” above. Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following: the pace and nature of new product introductions by the Company and the Company’s customers; the Company’s ability to successfully implement its strategy to create sustainable, long-term shareholder value; the Company’s ability to successfully implement its growth strategies; the outcome of the Company’s various productivity-improvement and cost-reduction efforts; changes in costs or availability of raw materials, including energy; industry and economic factors related to the Company’s domestic and international business; growth in markets for products in which the Company competes; industry and customer acceptance of price increases; actions by competitors, including increased intensity of competition; the loss of any customers in certain product lines in which our sales are made to a relatively small number of customers; product liability claims or product recalls; the costs of compliance, or failure to comply, with laws and regulations applicable to our industries and markets; changing consumer preferences and changing technologies; currency exchange rate fluctuations; estimates related to the Tax Cuts and Jobs Act and its effects on our results; and failure to complete and integrate future acquisitions or dispositions. The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition and results of operations. This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. Except to the extent required by applicable laws, the Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized. Additional information regarding these risks can be found in our most recent Annual Report on Form 10-K/A and subsequent reports that we file with the SEC.

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Sensient Technologies Corporation Earnings Release – Quarter Ended June 30, 2019 July 19, 2019	Page 6

ABOUT SENSIENT TECHNOLOGIES

Sensient Technologies Corporation is a leading global manufacturer and marketer of colors, flavors and fragrances.  Sensient employs advanced technologies at facilities around the world to develop specialty food and beverage systems, cosmetic and pharmaceutical systems, inkjet and specialty inks and colors, and other specialty and fine chemicals.  The Company’s customers include major international manufacturers representing most of the world’s best-known brands.  Sensient is headquartered in Milwaukee, Wisconsin. www.sensient.com

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Sensient Technologies Corporation (In thousands, except percentages and per share amounts) (Unaudited)	Page 7

Consolidated Statements of Earnings	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	% Change	2019	2018	% Change

Revenue	$339,186	$363,041	(6.6%)	$686,699	$719,518	(4.6%)

Cost of products sold	227,418	241,571	(5.9%)	459,706	474,977	(3.2%)
Selling and administrative expenses	64,400	69,289	(7.1%)	130,205	136,679	(4.7%)

Operating income	47,368	52,181	(9.2%)	96,788	107,862	(10.3%)
Interest expense	5,200	5,555		10,602	11,110

Earnings before income taxes	42,168	46,626		86,186	96,752
Income taxes	7,837	7,503		19,048	19,435

Net earnings	$34,331	$39,123	(12.2%)	$67,138	$77,317	(13.2%)

Earnings per share of common stock:
Basic	$0.81	$0.93		$1.59	$1.82

Diluted	$0.81	$0.92		$1.59	$1.81

Average common shares outstanding:
Basic	42,270	42,281		42,255	42,578

Diluted	42,300	42,371		42,287	42,701

Reconciliation of Non-GAAP Amounts

The following table summarizes the percentage change in the 2019 results compared to the 2018 results for the corresponding periods.

	Three Months Ended June 30,			Six Months Ended June 30,
Revenue	Total	Foreign Exchange Rates	Local Currency	Total	Foreign Exchange Rates	Local Currency
Flavors & Fragrances	(9.3%)	(1.5%)	(7.8%)	(6.0%)	(1.9%)	(4.1%)
Color	(3.7%)	(2.8%)	(0.9%)	(3.0%)	(3.8%)	0.8%
Asia Pacific	(5.0%)	(2.0%)	(3.0%)	(5.4%)	(2.7%)	(2.7%)
Total Revenue	(6.6%)	(2.1%)	(4.5%)	(4.6%)	(2.7%)	(1.9%)

Operating Income
Flavors & Fragrances	(16.5%)	(0.1%)	(16.4%)	(12.5%)	(0.6%)	(11.9%)
Color	(10.5%)	(2.8%)	(7.7%)	(10.4%)	(3.8%)	(6.6%)
Asia Pacific	(9.3%)	0.5%	(9.8%)	(11.4%)	0.0%	(11.4%)
Corporate & Other	(37.3%)	(0.1%)	(37.2%)	(18.3%)	(0.1%)	(18.2%)
Total Operating Income	(9.2%)	(1.6%)	(7.6%)	(10.3%)	(2.5%)	(7.8%)
Diluted EPS	(12.0%)	(1.1%)	(10.9%)	(12.2%)	(2.3%)	(9.9%)
Adjusted EBITDA	(9.9%)	(1.5%)	(8.4%)	(9.1%)	(2.3%)	(6.8%)

The following table summarizes the reconciliation between Operating Income (GAAP) and Adjusted EBITDA for the three and six months ended June 30, 2019 and 2018.

	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	% Change	2019	2018	% Change
Operating income (GAAP)	$47,368	$52,181	(9.2%)	$96,788	$107,862	(10.3%)
Depreciation and amortization	14,069	13,444		27,741	26,022
Share-based compensation (income) expense	(1,842)	529		(1,155)	1,783
Adjusted EBITDA	$59,595	$66,154	(9.9%)	$123,374	$135,667	(9.1%)

We have included each of these non-GAAP measures in order to provide additional information regarding our underlying operating results and comparable period-over-period performance. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP. These non-GAAP measures should not be considered in isolation. Rather, they should be considered together with GAAP measures and the rest of the information included in this release and our SEC filings. Management internally reviews each of these non-GAAP measures to evaluate performance on a comparative period-to-period basis and to gain additional insight into underlying operating and performance trends, and we believe the information can be beneficial to investors for the same purposes. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

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Sensient Technologies Corporation (In thousands, except percentages and per share amounts) (Unaudited)	Page 8

Results by Segment	Three Months Ended June 30,			Six Months Ended June 30,
Revenue	2019	2018	% Change	2019	2018	% Change

Flavors & Fragrances	$180,134	$198,658	(9.3%)	$363,687	$387,004	(6.0%)
Color	138,912	144,291	(3.7%)	282,791	291,451	(3.0%)
Asia Pacific	29,002	30,521	(5.0%)	57,521	60,788	(5.4%)
Intersegment elimination	(8,862)	(10,429)		(17,300)	(19,725)

Consolidated	$339,186	$363,041	(6.6%)	$686,699	$719,518	(4.6%)

Operating Income

Flavors & Fragrances	$20,050	$24,001	(16.5%)	$43,175	$49,328	(12.5%)
Color	27,877	31,133	(10.5%)	58,076	64,805	(10.4%)
Asia Pacific	4,201	4,634	(9.3%)	8,419	9,506	(11.4%)
Corporate & Other	(4,760)	(7,587)		(12,882)	(15,777)

Consolidated	$47,368	$52,181	(9.2%)	$96,788	$107,862	(10.3%)

The Company’s reportable segments consist of the Flavors & Fragrances, Color, and Asia Pacific segments.  During the third quarter of 2018, the Company completed the acquisition of Mazza Innovation Limited.  This business was included in Corporate & Other in 2018.  Beginning in the first quarter of 2019, the results of operations of this business are now reported in the Color segment.  The results for 2018 have been restated to reflect this change.

Consolidated Condensed Balance Sheets	June 30, 2019	December 31, 2018

Cash and cash equivalents	$29,882	$31,901
Trade accounts receivable (net)	273,109	255,350
Inventories	462,108	490,757
Other current assets	46,988	44,857
Total Current Assets	812,087	822,865

Goodwill & intangible assets (net)	432,879	435,042
Property, plant, and equipment (net)	481,163	491,056
Other assets	99,366	75,977

Total Assets	$1,825,495	$1,824,940

Trade accounts payable	$108,095	$131,812
Short-term debt	20,337	20,046
Other current liabilities	66,237	62,842
Total Current Liabilities	194,669	214,700

Long-term debt	656,737	689,553
Accrued employee and retiree benefits	24,313	23,210
Other liabilities	52,294	37,530
Shareholders' Equity	897,482	859,947

Total Liabilities and Shareholders' Equity	$1,825,495	$1,824,940

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Sensient Technologies Corporation (In thousands, except per share amounts) (Unaudited)	Page 9

Consolidated Statements of Cash Flows
Six Months Ended June 30,

	2019	2018
Cash flows from operating activities:
Net earnings	$67,138	$77,317
Adjustments to arrive at net cash provided by operating activities:
Depreciation and amortization	27,741	26,022
Stock-based compensation	(1,155)	1,783
Net (gain) loss on assets	(75)	259
Deferred income taxes	(909)	9,933
Changes in operating assets and liabilities:
Trade accounts receivable	(17,131)	(117,520)
Inventories	29,201	(2,306)
Prepaid expenses and other assets	(3,395)	(12,178)
Accounts payable and other accrued expenses	(21,401)	(7,759)
Accrued salaries, wages and withholdings from employees	(2,598)	(591)
Income taxes	(2,631)	(6,043)
Other liabilities	1,428	2,889

Net cash provided by (used in) operating activities	76,213	(28,194)

Cash flows from investing activities:
Acquisition of property, plant and equipment	(16,606)	(24,000)
Cash receipts on sold receivables	-	91,142
Proceeds from sale of assets	91	283
Acquisition of new businesses	-	(11,313)
Other investing activity	(454)	751

Net cash (used in) provided by investing activities	(16,969)	56,863

Cash flows from financing activities:
Proceeds from additional borrowings	25,003	107,857
Debt payments	(55,182)	(33,009)
Purchase of treasury stock	-	(72,704)
Dividends paid	(30,453)	(28,244)
Other financing activity	(1,028)	(2,779)

Net cash used in financing activities	(61,660)	(28,879)

Effect of exchange rate changes on cash and cash equivalents	397	1,754

Net (decrease) increase in cash and cash equivalents	(2,019)	1,544
Cash and cash equivalents at beginning of period	31,901	29,344
Cash and cash equivalents at end of period	$29,882	$30,888

The Company adopted Accounting Standards Update (ASU) 2016-15, Statement of Cash Flows: Classification of Certain Cash Receipts and Cash Payments, in the first quarter of 2018 using monthly cash receipts as its unit of account. This ASU requires that certain cash receipts received on securitized accounts receivable, which were previously reported as cash flows from operating activities, are reported as cash flows from investing activities. In the second quarter of 2018, the Company updated its unit of account to daily cash receipts for the cash received related to the beneficial interest in the previously transferred receivables. As a result, the Company has included $91 million in net cash provided by investing activities for the first six months of 2018.

Supplemental Information Six Months Ended June 30,	2019	2018

Dividends paid per share	$0.72	$0.66